Callaway Golf Company Announces Second Quarter 2015 Financial Results; Profitability Continues To Exceed The Company's Expectations; And The Company Increases Full Year Earnings Guidance

- Second Quarter 2015 net sales of $231 million consistent with second quarter 2014 net sales of $232 million; on a constant currency basis, second quarter 2015 net sales grew by over 6%.

- Second Quarter 2015 operating income grew by 72% on a GAAP basis compared to the second quarter of 2014.

- Second quarter earnings per share increased on a GAAP basis by $0.11 to $0.15 compared to $0.04 in 2014.

CARLSBAD, Calif., July 29, 2015 /PRNewswire/ -- Callaway Golf Company (NYSE:ELY) today announced its second quarter financial results and revised its full year financial outlook. For the second quarter, despite headwinds from unfavorable changes in foreign currency exchange rates and softer than anticipated international market conditions (particularly in Asia), the Company achieved second quarter net sales essentially flat with 2014 but growing over 6% on a constant currency basis. Due to significantly improved gross margins, the Company also increased second quarter 2015 operating income by 72% compared to the same period in 2014 and increased earnings per share by $0.11 to $0.15. As a result of the more challenging international market conditions and the higher than anticipated profitability, the Company revised its full year net sales estimates to $830 - $840 million (as compared to its prior estimate of $840 - $860 million) and increased its earnings outlook to $0.01 - $0.06 earnings per share (as compared to its prior estimate of a loss of ($0.03) to earnings of $0.04 per share).

"Overall, we are pleased with our performance in the second quarter and the progress we have made turning our business around," commented Chip Brewer, President and Chief Executive Officer of Callaway Golf Company. "Foreign currency exchange rates and softer than expected market conditions in Asia have proved challenging this year; however, our brand momentum and market shares have continued to increase, we have made substantial progress improving our profitability, and our product pipeline remains robust. Looking forward, despite a continued rebalancing of retail inventory in Asia, we are encouraged by the overall fundamentals of the golf industry with less overall promotional activity, more reasonable production and inventory levels, and a general stabilization of participation in golf."

Summary of Second Quarter 2015 Financial Results

GAAP and Constant Currency Results

In addition to the Company's results prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), the Company also provided additional information concerning its results on a non-GAAP basis. This non-GAAP information presents the Company's financial results on a constant currency basis, which is calculated by excluding the offsetting hedging gains and losses recorded during the period and applying the prior period exchange rates to the adjusted current period local currency results. The manner in which this constant currency information is derived is discussed in more detail toward the end of this release, and the Company has provided in the tables to this release a reconciliation of the non-GAAP information to the most directly comparable GAAP information.

For the second quarter of 2015, the Company announced the following GAAP and constant currency financial results, as compared to the same period in 2014 (in millions, except eps):

GAAP RESULTS				NON-GAAP INFORMATION
	2015 GAAP	2014 GAAP	Change	2015 Constant Currency	2014 GAAP	Change
Net Sales	$231	$232	($1)	$247	$232	$15
Gross Profit/	$102	$91	$11	$117	$91	$26
% of Sales	44%	39%	500 b.p.	48%	39%	900 b.p.
Operating Expenses	$83	$80	$3	$86	$80	$6
Pre-Tax Income	$15	$5	$10	$29	$5	$24
EPS	$0.15	$0.04	$0.11	$0.30	$0.04	$0.26

The Company's $231 million in net sales for the second quarter of 2015 were essentially flat with net sales of $232 million for the same period in 2014 despite unfavorable changes in foreign currency rates and softer than anticipated market conditions in the international markets, particularly Asia. Unfavorable changes in foreign currency exchange rates negatively affected 2015 second quarter net sales by approximately $16 million. On a constant currency basis, net sales for the second quarter of 2015 grew by over 6% compared to 2014.

The Company's earnings per share for the second quarter of 2015 increased by $0.11 per share to $0.15 compared to $0.04 for the same period in 2014. Despite flat sales, the Company was able to significantly improve its earnings as a result of a 500 basis point improvement in gross margins due to more favorable product pricing and mix of higher margin products as well as improved operational efficiencies. This significant improvement in gross margins more than offset a slight increase in operating expenses. On a constant currency basis, the Company's earnings per share would have been $0.30. Compared to 2014, the Company's earnings per share for the second quarter of 2015 were also adversely affected by an increase of over 16 million common equivalent shares in the earnings per share calculation.

Summary of First Half 2015 Financial Results

GAAP and Constant Currency Results

As noted above, in addition to the Company's results prepared in accordance with GAAP, the Company also provided additional information concerning its results on a non-GAAP basis. This non-GAAP information presents the Company's financial results on a constant currency basis, which is calculated by excluding the offsetting hedging gains and losses recorded during the period and applying the prior period exchange rates to the adjusted current period local currency results. The manner in which this constant currency information is derived is discussed in more detail toward the end of this release and the Company has provided in the tables to this release a reconciliation of the non-GAAP information to the most directly comparable GAAP information.

For the first half of 2015, the Company announced the following GAAP and constant currency financial results, as compared to the same period in 2014 (in millions, except eps):

GAAP RESULTS				NON-GAAP INFORMATION
	2015 GAAP	2014 GAAP	Change	2015 Constant Currency	2014 GAAP	Change
Net Sales	$515	$584	($69)	$548	$584	($36)
Gross Profit/	$229	$256	($27)	$260	$256	$4
% of Sales	44%	44%	----	48%	44%	400 b.p.
Operating Expenses	$173	$183	($10)	$180	$183	($3)
Pre-Tax Income	$52	$62	($10)	$77	$62	$15
EPS	$0.54	$0.66	($0.12)	$0.80	$0.66	$0.14

For the first half of 2015, the Company's net sales decreased 12% (or 6% on a constant currency basis), compared to the same period in 2014. The decrease was largely the result of unfavorable changes in foreign currency exchange rates, a strategic shift in product launch timing which adversely affected first quarter net sales, and softer than expected market conditions in the Company's international markets, particularly in Asia. The effects of the strategic shift in launch timing should smooth out as the year progresses.

The Company's earnings per share for the first half of 2015 decreased $0.12 compared to the first half of 2014 primarily due to unfavorable changes in foreign currency exchange rates, which adversely affected 2015 first half earnings per share by $0.26. On a constant currency basis, the Company's first half earnings per share increased 21% to $0.80 due to a 400 basis point constant currency improvement in gross margins and a decrease in operating expenses.

Business Outlook for 2015

Given the softer than anticipated market conditions in the Company's international markets and the Company's significantly improved gross margins, the Company is revising its full year sales estimates and increasing its full year earnings estimates. Given the significant effects that foreign currencies will have on the Company's GAAP results in 2015, the Company has provided guidance on both a GAAP and constant currency basis. The GAAP guidance is generally based upon a blend of current foreign currency exchange rates and the exchange rates at which the Company entered into hedging transactions. The Company's hedging program will mitigate but not eliminate the effects of future foreign currency rate changes and therefore any such future changes will affect the Company's GAAP guidance. The constant currency estimates are derived by taking the estimated 2015 local currency results and translating them into U.S. Dollars based upon the foreign currency exchange rates for the comparable period in 2014.

Full Year

The Company currently estimates the following full year results for 2015:

	2015 GAAP Estimate	2015 Constant Currency Estimate	2014 Actual
Net Sales	$830 - $840 million	$880 - $890 million	$887 million

The decline in the Company's estimates for full year net sales from its previous GAAP guidance of $840 - $860 million is due to softer than anticipated international market conditions. A further strengthening of the U.S. Dollar for the balance of the year would also negatively affect the Company's GAAP sales estimates.

	2015 GAAP Estimate	2015 Constant Currency Estimate	2014 Actual
Gross Margins	42.0%	45.0%	40%

The Company estimates that its 2015 GAAP gross margins as a percent of sales will improve approximately 100 basis points from its previous guidance of 41.0% due to a stronger sales mix and continued operational improvements.

	2015 GAAP Estimate	2015 Constant Currency Estimate	2014 Actual
Operating Expenses	$335 million	$345 million	$327 million

The Company estimates that its 2015 GAAP operating expenses will remain consistent with its previous guidance, despite the decrease in first half operating expenses. Much of the first half decrease reflects a timing shift of marketing expense to support second half product launches and incremental marketing support for the Chrome Soft golf balls.

	2015 GAAP Estimate	2015 Constant Currency Estimate	2014 Actual
Pre-Tax Income	$7 - $12 million	$45 - $50 million	$22 million

The Company estimates that its 2015 Pre-tax income will increase from its previous guidance of $4 - $11 million due to improved gross margins more than offsetting the lower net sales estimates.

	2015 GAAP Estimate	2015 Constant Currency Estimate	2014 Actual
Earnings Per Share	$0.01 - $0.06	$0.45 - $0.50	$0.20

The Company estimates that its fully diluted earnings per share will increase from its previous guidance of ($0.03) - $0.04 due to improved gross margins more than offsetting the softer than expected international market conditions. The Company's 2015 earnings per share estimates assume a base of 80 million shares as compared to 78 million shares in 2014.

Conference Call and Webcast

The Company will be holding a conference call at 2:00 p.m. PDT today to discuss the Company's financial results, outlook and business. The call will be broadcast live over the Internet and can be accessed at www.callawaygolf.com. To listen to the call, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately three hours after the call ends, and will remain available through 9:00 p.m. PDT on Wednesday, August 5, 2015. The replay may be accessed through the Internet at www.callawaygolf.com.

Non-GAAP Information

The GAAP results contained in this press release and the financial statement schedules attached to this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). To supplement the GAAP results, the Company has provided certain non-GAAP financial information as follows:

Constant Currency Basis. The Company provided certain information regarding the Company's financial results or projected financial results on a "constant currency basis." This information estimates the impact of changes in foreign currency rates on the translation of the Company's current or projected future period financial results as compared to the applicable comparable period. This impact is derived by excluding the offsetting hedging gains and losses recorded during the applicable period and taking the adjusted current or projected local currency results and translating them into U.S. Dollars based upon the foreign currency exchange rates for the applicable comparable period. It does not include any other effect of changes in foreign currency rates on the Company's results or business.

Adjusted EBITDA. The Company provided information about its results, excluding interest, taxes, depreciation and amortization expenses ("EBITDA").

In addition, the Company has included in the schedules to this release a reconciliation of certain non-GAAP information to the most directly correlated GAAP information. The non-GAAP information presented in this release and related schedules should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period over period comparisons and in forecasting the Company's business going forward. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance of the Company's business without regard to these items. The Company has provided reconciling information in the attached schedules.

Forward-Looking Statements: Statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to the estimated 2015 net sales, gross margins, operating expenses, pre-tax income, and earnings per share (or related share count), as well as the Company's recovery, and ability to maximize current conditions or to leverage and capitalize on improved conditions, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns including delays, difficulties, or increased costs in implementing the Company's turnaround strategy; consumer acceptance of and demand for the Company's products; the level of promotional activity in the marketplace; future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions; future retailer purchasing activity, which can be significantly negatively affected by adverse industry conditions and overall retail inventory levels; unfavorable weather conditions and seasonality; the ability to manage international business risks; and future changes in foreign currency exchange rates and the degree of effectiveness of the Company's hedging programs. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties, including continued compliance with the terms of the Company's credit facility; delays, difficulties or increased costs in the supply of components needed to manufacture the Company's products or in manufacturing the Company's products; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company's products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements, the golf industry, and the Company's business, see the Company's Annual Report on Form 10-K for the year ended December 31, 2014 as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-K, 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Callaway Golf
Through an unwavering commitment to innovation, Callaway Golf Company (NYSE:ELY) creates products designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf® and Odyssey® brands worldwide. For more information please visit www.callawaygolf.com.

Contacts:	Robert Julian
Patrick Burke
(760) 931-1771

CALLAWAY GOLF COMPANY
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In thousands)

	June 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$ 26,714	$ 37,635
Accounts receivable, net	220,401	109,848
Inventories	171,396	207,229
Other current assets	28,271	29,321
Total current assets	446,782	384,033

Property, plant and equipment, net	54,701	58,093
Intangible assets, net	116,018	116,654
Investment in golf-related ventures	52,376	50,677
Other assets	12,679	15,354
Total assets	$ 682,556	$ 624,811

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$ 112,064	$ 123,251
Accrued employee compensation and benefits	27,259	37,386
Asset-based credit facility	42,599	15,235
Accrued warranty expense	6,447	5,607
Income tax liability	1,913	2,623
Deferred taxes, net	25	26
Total current liabilities	190,307	184,128

Long-term liabilities:	148,909	149,149
Total shareholders' equity	343,340	291,534
Total liabilities and shareholders' equity	$ 682,556	$ 624,811

CALLAWAY GOLF COMPANY
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,
	2015	2014
Net sales	$ 230,504	$ 231,893
Cost of sales	128,807	141,087
Gross profit	101,697	90,806
Operating expenses:
Selling	59,966	60,604
General and administrative	15,536	12,545
Research and development	7,603	6,846
Total operating expenses	83,105	79,995
Income from operations	18,592	10,811
Other income (expense), net	(3,957)	(5,569)
Income before income taxes	14,635	5,242
Income tax provision	1,817	1,873
Net income	$ 12,818	$ 3,369

Earnings per common share:
Basic	$ 0.16	$ 0.04
Diluted	$ 0.15	$ 0.04

Weighted-average common shares outstanding:
Basic	78,395	77,633
Diluted	94,913	78,560

	Six Months Ended June 30,
	2015	2014
Net sales	$ 514,683	$ 583,767
Cost of sales	285,720	328,064
Gross profit	228,963	255,703
Operating expenses:
Selling	126,285	137,915
General and administrative	31,635	30,541
Research and development	15,519	14,759
Total operating expenses	173,439	183,215
Income from operations	55,524	72,488
Other income (expense), net	(3,432)	(10,460)
Income before income taxes	52,092	62,028
Income tax provision	3,455	3,347
Net income	$ 48,637	$ 58,681

Earnings per common share:
Basic	$ 0.62	$ 0.76
Diluted	$ 0.54	$ 0.66

Weighted-average common shares outstanding:
Basic	78,076	77,502
Diluted	94,406	93,367

CALLAWAY GOLF COMPANY
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net income	$ 48,637	$ 58,681
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	9,157	11,157
Deferred taxes, net	145	172
Share-based compensation	3,561	2,539

Gain on disposal of long-lived assets and deferred gain amortization	(510)	(644)
Debt discount amortization on convertible notes	395	365
Changes in assets and liabilities	(94,052)	(103,605)
Net cash used in operating activities	(32,667)	(31,335)

Cash flows from investing activities:
Capital expenditures	(5,912)	(6,238)
Proceeds from sale of property, plant and equipment	2	177
Investment in golf-related ventures	-	(4,522)
Net cash used in investing activities	(5,910)	(10,583)

Cash flows from financing activities:
Proceeds from credit facilities, net	27,364	34,536
Exercise of stock options	5,330	2,005
Dividends paid	(1,565)	(1,551)
Acquisition of treasury stock	(1,915)	-
Credit facility amendment costs	-	(584)
Equity issuance costs	-	(10)
Net cash provided by financing activities	29,214	34,396

Effect of exchange rate changes on cash and cash equivalents	(1,558)	(286)
Net decrease in cash and cash equivalents	(10,921)	(7,808)
Cash and cash equivalents at beginning of period	37,635	36,793
Cash and cash equivalents at end of period	$ 26,714	$ 28,985

CALLAWAY GOLF COMPANY
Consolidated Net Sales and Operating Segment Information and Non-GAAP Reconciliation
(Unaudited)
(In thousands)

	Net Sales by Product Category					Net Sales by Product Category
	Three Months Ended June 30,		Growth/(Decline)		Non-GAAP Constant Currency vs. 2014(2)	Six Months Ended June 30,		Growth/(Decline)		Non-GAAP Constant Currency vs. 2014(2)
	2015	2014(1)	Dollars	Percent	Percent	2015	2014(1)	Dollars	Percent	Percent
Net sales:
Woods	$ 49,387	$ 53,059	$ (3,672)	(7)%	1%	$138,870	$181,492	$(42,622)	(23)%	(18)%
Irons	59,268	52,877	6,391	12%	20%	120,813	125,519	(4,706)	(4)%	2%
Putters	24,421	27,063	(2,642)	(10)%	(2)%	55,366	58,625	(3,259)	(6)%	1%
Gear/Accessories/Other	56,540	59,931	(3,391)	(6)%	1%	115,723	126,833	(11,110)	(9)%	(3)%
Golf balls	40,888	38,963	1,925	5%	11%	83,911	91,298	(7,387)	(8)%	(4)%
	$230,504	$231,893	$ (1,389)	(1)%	7%	$514,683	$583,767	$(69,084)	(12)%	(6)%

(1) The prior year amounts have been restated to reflect the Company's current year allocation methodology related to freight revenue and costs, certain discounts and other reserves not specific to a product type.

(2) Calculated by applying 2014 exchange rates to 2015 reported sales in regions outside the U.S.

	Net Sales by Region					Net Sales by Region
	Three Months Ended June 30,		Growth/(Decline)		Non-GAAP Constant Currency vs. 2014(1)	Six Months Ended June 30,		Decline		Non-GAAP Constant Currency vs. 2014(1)
	2015	2014	Dollars	Percent	Percent	2015	2014	Dollars	Percent	Percent
Net Sales:
United States	$121,974	$112,527	$ 9,447	8%	8%	$290,597	$297,218	$ (6,621)	(2)%	(2)%
Europe	35,181	39,309	(4,128)	(11)%	5%	76,938	90,482	(13,544)	(15)%	(0)%
Japan	32,439	32,517	(78)	0%	19%	69,627	92,518	(22,891)	(25)%	(11)%
Rest of Asia	19,011	25,119	(6,108)	(24)%	(20)%	35,484	52,116	(16,632)	(32)%	(29)%
Other foreign countries	21,899	22,421	(522)	(2)%	11%	42,037	51,433	(9,396)	(18)%	(8)%
	$230,504	$231,893	$ (1,389)	(1)%	7%	$514,683	$583,767	$(69,084)	(12)%	(6)%

(1) Calculated by applying 2014 exchange rates to 2015 reported sales in regions outside the U.S.

	Operating Segment Information					Operating Segment Information
	Three Months Ended June 30,		Growth/(Decline)			Six Months Ended June 30,		Decline
	2015	2014(1)	Dollars	Percent		2015	2014(1)	Dollars	Percent
Net Sales
Golf Club	$189,616	$192,931	$ (3,315)	(2)%		$430,772	$492,469	$(61,697)	(13)%
Golf Ball	40,888	38,962	1,926	5%		83,911	91,298	(7,387)	(8)%
	$230,504	$231,893	$ (1,389)	(1)%		$514,683	$583,767	$(69,084)	(12)%

Income before income taxes:
Golf clubs	$ 22,051	$ 11,052	$10,999	100%		$ 62,990	$ 74,163	$(11,173)	(15)%
Golf balls	6,639	5,451	1,188	22%		14,047	16,806	(2,759)	(16)%
Reconciling items(2)	(14,055)	(11,261)	(2,794)	(25)%		(24,945)	(28,941)	3,996	14%
	$ 14,635	$ 5,242	$ 9,393	179%		$ 52,092	$ 62,028	$ (9,936)	(16)%

(1) The prior year amounts have been restated to reflect the Company's current year allocation methodology related to freight revenue and costs, certain discounts and other reserves not specific to a product type.

(2) Represents corporate general and administrative expenses and other income (expense) not utilized by management in determining segment profitability.

CALLAWAY GOLF COMPANY
Supplemental Financial Information - Non-GAAP Information and Reconciliation
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,					Six Months Ended June 30,
	2015	2015	2015(1)	2014		2015	2015	2015(1)	2014
	Callaway Golf	Foreign Currency	Non-GAAP	Callaway Golf		Callaway Golf	Foreign Currency	Non-GAAP	Callaway Golf
	As Reported	Impact	Constant Currency	As Reported		As Reported	Impact	Constant Currency	As Reported
Net sales	$ 230,504	$ 16,534	$ 247,038	$ 231,893		$ 514,683	$ 32,844	$ 547,527	$ 583,767
Gross profit	101,697	15,771	117,468	90,806		228,963	31,491	260,454	255,703
% of sales	44.1%	n/a	47.6%	39.2%		44.5%	n/a	47.6%	43.8%
Operating expenses	83,105	3,318	86,423	79,995		173,439	6,385	179,824	183,215
Income from operations	18,592	12,453	31,045	10,811		55,524	25,106	80,630	72,488
Other income (expense), net	(3,957)	2,082	(1,875)	(5,569)		(3,432)	(236)	(3,668)	(10,460)
Income before income taxes	14,635	14,535	29,170	5,242		52,092	24,870	76,962	62,028
Income tax provision	1,817	255	2,072	1,873		3,455	411	3,866	3,347
Net income	$ 12,818	$ 14,280	$ 27,098	$ 3,369		$ 48,637	$ 24,459	$ 73,096	$ 58,681

Diluted earnings per share:	$ 0.15	$ 0.15	$ 0.30	$ 0.04		$ 0.54	$ 0.26	$ 0.80	$ 0.66
Weighted-average shares outstanding:	94,913	94,913	94,913	78,560		94,406	94,406	94,406	93,367

(1) Calculated by excluding the Company's offsetting hedging gains/losses and applying 2014 exchange rates to the adjusted 2015 international results.

EBITDA	2015 Trailing Twelve Month EBITDA					2014 Trailing Twelve Month EBITDA
	Quarter Ended					Quarter Ended
	September 30,	December 31,	March 31,	June 30,		September 30,	December 31,	March 31,	June 30,
	2014	2014	2015	2015	Total	2013	2013	2014	2014	Total
Net income (loss)	$ (1,134)	$ (41,539)	$ 35,819	$ 12,818	$ 5,964	$ (21,153)	$ (49,499)	$ 55,312	$ 3,369	$ (11,971)
Interest expense, net	2,037	1,764	2,021	1,936	7,758	1,975	1,963	2,648	2,612	9,198
Income tax provision	304	1,980	1,638	1,817	5,739	1,037	658	1,474	1,873	5,042
Depreciation and amortization expense	5,222	4,857	4,703	4,454	19,236	6,265	5,850	5,697	5,460	23,272
EBITDA	$ 6,429	$ (32,938)	$ 44,181	$ 21,025	$ 38,697	$ (11,876)	$ (41,028)	$ 65,131	$ 13,314	$ 25,541

Logo - http://photos.prnewswire.com/prnh/20091203/CGLOGO